EXHIBIT 99







                          PRESS RELEASE

FOR IMMEDIATE RELEASE                   CONTACT:
---------------------                   -------

March 6, 2006                                   Frank D. Martz
                                                Group Senior Vice President of
                                                Operations and Secretary
                                                (724) 758-5584


                  ESB FINANCIAL CORPORATION COMPLETES ITS
              REPURCHASE PROGRAM AND AUTHORIZES AN ADDITIONAL STOCK REPURCHASE PROGRAM OF UP TO 656,600 SHARES
              ------------------------------------------------


Ellwood City, Pennsylvania. ESB Financial Corporation (Nasdaq: ESBF) announced today that the Company's Board of Directors has authorized a repurchase program for the repurchase of up to 656,600 shares, or five percent, of the Company's outstanding common stock. The Company has completed its previously announced repurchase program in the amount of 533,700 shares.

Repurchases are authorized to be made by the Company from time to time in open-market or privately-negotiated transactions as, in the opinion of management, market conditions warrant. The repurchased shares will be held as treasury stock and may be reserved for issuance pursuant to the Company's stock benefit plans.

Charlotte A. Zuschlag, President and Chief Executive Officer of the Company, stated, "The ongoing repurchase program reflects management's belief that the current price of the Company's common stock does not adequately reflect the Company's long-term business and earnings prospects. The Company is fortunate to have the financial flexibility that allows it to demonstrate its commitment to and confidence in its future prospects."

ESB Financial Corporation is the parent holding company for ESB Bank and offers a wide variety of financial products and services through 23 offices in the contiguous counties of Allegheny, Lawrence, Beaver and Butler in Pennsylvania. The common stock of ESB is traded on the Nasdaq Stock Market, National Market System under the symbol "ESBF." ESB makes available on its website, which is located at www.esbbank.com, its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K on the date such reports are electronically filed with the Securities and Exchange Commission.



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